  EXHIBIT 99.2

Gold Flora Corporation

Pro Forma Consolidated Financial Statements

(Expressed in United States dollars)

(Unaudited)

1

Gold Flora Corporation Unaudited pro forma consolidated balance sheet as at June 30, 2023 (Expressed in U.S dollars)

	Gold Flora LLC June 30, 2023 $	TPCO June 30, 2023 $	Note 4	Pro Forma Adjustments $	Pro Forma Consolidated $
Assets
Current assets
Cash	2,287,658	60,544,072		-	62,831,730
Accounts receivables, net	1,733,241	1,114,729		-	2,847,970
Inventory	9,097,663	6,183,033	(a)	483,313	15,764,009
Prepaid expenses and other current assets	1,720,887	7,910,331	(a)	(2,849,860)	6,781,358
Assets held for sale and discontinued operations	-	5,698,193	(a)	(4,700,777)	997,416
Notes and other receivables, net	-	121,057		-	121,057
Total Current Assets	14,839,449	81,571,415		(7,067,324)	89,343,540

Property and equipment	27,259,864	13,618,281		-	40,878,145
Goodwill	11,067,896	-		-	11,067,896
Intangible assets	36,239,167	95,735,035	(a)	(95,735,035)
			(a)	53,977,000	90,216,167
Note and other receivables, net	-	5,333,598	(i)	(5,125,114)	208,484
Right-of-use assets - operating	11,343,148	16,431,134	(a)	(3,021,096)	24,753,186
Right-of-use assets - finance	54,567,448	22,287,811	(a)	(22,287,811)
			(a)	8,101,130	62,668,578
Investments	-	1,312,846		-	1,312,846
Security deposits	4,319,524	1,307,509		-	5,627,033
Prepaid expenses and other assets	-	260,906		-	260,906
Total Assets	159,636,496	237,858,535		(71,158,250)	326,336,781

Liabilities
Current liabilities
Accounts payable and accrued liabilities	19,686,391	26,109,146	(i)	3,047,205
			(b)	3,654,226
			(c)	(296,672)	52,200,296
Current portion of earnout liability	2,175,000	-		-	2,175,000
Accrued interest	3,136,394	-	(d)	(16,361)	3,120,033
Taxes payable	5,809,887	-		-	5,809,887
Due to related party	2,005,000	-		-	2,005,000
Note payable - current portion	18,413,218	-		-	18,413,218
Consideration payable - current portion	-	4,988,833		-	4,988,833
Contingent consideration	-	3,534,774	(e)	(3,534,774)	-
Liabilities held for sale and discontinued operations	-	1,104,425	(a)	(715,009)	389,416
Operating lease liability - current portion	522,031	1,996,340	(a)	99,888	2,618,259
Finance lease liability - current portion	187,058	224,545	(a)	2,206,992	2,618,595
Total Current Liabilities	51,934,979	37,958,063		4,445,495	94,338,537

Earnout liability, net of current portion	2,200,000	-		-	2,200,000
Note payable	15,857,627	-	(i)	(5,125,114)	10,732,513
Convertible note payable	44,436,862	-	(d)	(23,609,074)	20,827,788
Preferred distributions payable	8,522,246	-	(f)	(8,522,246)	-
Security deposits	20,000	-		-	20,000
Deferred tax liabilities	747,418	19,868,631	(a)	(7,296,529)
			(k)	11,399,331	24,718,851
Operating lease liability	11,362,196	21,264,943	(a)	(6,069,592)	26,557,547
Finance lease liability	72,267,193	36,472,977	(a)	(23,674,746)	85,065,424
Total Liabilities	207,348,521	115,564,614		(58,452,475)	264,460,660

Shareholders’ Equity
Common shares	-	-	(l)	2,884,259	2,884,259
Additional paid in capital	-	998,775,061	(e), (g), (h), (i), (l)	(911,230,311)	87,544,750
Member’s equity	43,742,951	-	(j), (l)	(43,742,951)	-
Accumulated deficit	(91,565,496)	(876,481,141)	(h), (s)	939,383,229	(28,663,408)
Non-controlling interest	110,520	1	(e)	(1)	110,520
Total Shareholders’ Equity	(47,712,025)	122,293,921		(12,705,775)	61,876,121
Total Liabilities and Shareholders’ Equity	159,636,496	237,858,535		(71,158,250)	326,336,781

The accompanying notes are an integral part of this pro forma consolidated balance sheet

2

Gold Flora Corporation Unaudited pro forma consolidated statements of operations and comprehensive loss for the period ended June 30, 2023 (Expressed in U.S dollars)

	Gold Flora LLC June 30, 2023 $	TPCO June 30, 2023 $	Note 4	Pro Forma Adjustments $	Pro Forma Consolidated $

Sales, net of discounts	30,608,530	37,464,976		-	68,073,506

Cost of sales	22,622,568	20,248,545	(m)	483,313	43,354,426
Gross profit	7,985,962	17,216,431		(483,313)	24,719,080

Impairment loss	-	403,271		-	403,271
Change in fair value of earnout liability	4,375,000	-		-	4,375,000
Operating expenses	17,604,574	51,991,392	(n)	(3,298,130)
			(n)	3,049,024
			(o)	1,394,658
			(p)	468,920
			(q)	3,654,226
			(r)	(3,643,062)
			(r)	3,851,209	75,072,811
Loss from operations	(13,993,612)	(35,178,232)		(5,960,158)	(55,132,002)

Other income (expense)
Interest income	-	1,237,750		-	1,237,750
Change in fair value of contingent consideration	-	(1,922,931)	(s)	1,922,931	-
Credit losses and changes in fair value of investments	-	(170,358)		-	(170,358)
Loss on disposal of assets	-	(93,944)		-	(93,944)
Loss on extinguishment of debt	-	-	(u)	(3,853,848)	(3,853,848)
Gain on bargain purchase	-	-	(t)	70,879,082	70,879,082
Other income	1,602,329	455,170		-	2,057,499
Interest expense	(9,541,318)	(2,472,877)	(n)	2,218,172
			(n)	(1,052,514)
			(u)	2,187,369	(8,661,168)
Total other income (expense)	(7,938,989)	(2,967,190)		73,301,192	61,395,013

Net income (loss) before income tax	(21,932,601)	(38,145,422)		66,341,034	6,263,011
Income tax recovery (expense)	(1,513,994)	(2,676,212)	(v)	2,274,545	(1,915,661)
Net income (loss) and comprehensive loss for the year	(23,446,595)	(40,821,634)		68,615,579	4,347,350

Net loss attributable to non-controlling interest	(63,271)	-		-	(63,271)
Net income (loss) attributable to shareholders of the Company	(23,383,324)	(40,821,634)		68,615,579	4,410,621

The accompanying notes are an integral part of this pro forma consolidated statements of operations and comprehensive loss

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Gold Flora Corporation Notes to the unaudited Pro Forma Consolidated Financial Statements (Expressed in United States dollars) (Unaudited)

1.	BASIS OF PRESENTATION

On July 7, 2023, TPCO Holding Corp. (“TPCO”) and Gold Flora LLC (“Gold Flora LLC”) consummated an all-stock business combination transaction. A newly formed entity, Gold Flora Corporation (the “Company”), created to manage and hold the combined business of the TPCO and Gold Flora LLC, acquired all of the issued and outstanding common shares of TPCO and all of the issued and outstanding membership units in the capital of Gold Flora (the “Transaction”).

The unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statements of operations and comprehensive loss of the Company for the six-month period ended June 30, 2023 (the "Pro Forma Consolidated Financial Statements"), have been prepared in accordance with Generally Accepted Accounting Principles in the United States (“US GAAP”), for illustrative purposes only, after giving effect to the Transaction between TPCO, Gold Flora LLC and the Company on the basis of the assumptions and adjustments described in notes 3 and 4.  The Transaction is accounted for as a reverse acquisition in which TPCO is the legal acquirer and Gold Flora LLC is the acquirer for accounting purposes.  Accordingly, the unaudited Pro Forma Consolidated Financial Statements of the Company represent a continuation of the consolidated financial statements of Gold Flora LLC.  The assets and liabilities of Gold Flora LLC are presented at their historical carrying values and the assets and liabilities of TPCO are recognized on the effective date of the Transaction and measured in accordance with US GAAP. These unaudited Pro Forma Consolidated Financial Statements do not include all of the disclosures required by US GAAP.

The unaudited Pro Forma Consolidated Financial Statements of the Company have been compiled from:

(a)	the unaudited interim condensed consolidated financial statements of TPCO for the three and six months ended June 30, 2023 and 2022

(b)	the unaudited condensed consolidated financial statements of Gold Flora LLC for the three and six months ended June 30, 2023 and 2022

It is management’s opinion that the unaudited Pro Forma Consolidated Financial Statements, include all adjustments necessary for the fair presentation, in all material respects, of the Transaction described in note 3 in accordance with US GAAP, applied on a basis consistent with Gold Flora LLC’s accounting policies, except as otherwise noted.

The pro forma consolidated balance sheet gives effect to the Transaction as if it had occurred on June 30, 2023. The pro forma consolidated statements of operations and comprehensive loss gives effect to the Transaction as if it had occurred on January 1, 2023.

The pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed. The pro forma adjustments have been made solely for the purpose of providing unaudited pro forma consolidated financial information and actual adjustments, when recorded, may differ materially. The unaudited Pro Forma Consolidated Financial Statements have been prepared for illustrative purposes only and may not be indicative of the operating results or financial condition that would have been achieved if the Transaction had been completed on the dates or for the periods presented, nor do they purport to project the results of operations or financial position for any future period or as of any future date. In addition to the pro forma adjustments, various other factors will have an effect on the financial condition and results of operations after the completion of the Transaction.

The actual financial position and results of operations may differ materially from the pro forma amounts reflected herein due to a variety of factors.

The unaudited Pro Forma Consolidated Financial Statements do not reflect operational and administrative cost savings that may be achieved as a result of the Transaction.

The unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the historical financial statements and notes thereto of TPCO and Gold Flora LLC included in the Company’s Definitive Circular filed on May 15, 2023, with the U.S. Securities and Exchange Commission.

2.	SIGNIFICANT ACCOUNTING POLICIES

The unaudited Pro Forma Consolidated Financial Statements have been compiled using the significant accounting policies, as set out in the audited consolidated financial statements of Gold Flora LLC for the periods ended December 31, 2022 and 2021. Additional accounting policies related to TPCO will be included in the Gold Flora LLC’s consolidated financial statements after the Transaction on a go forward basis.

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Gold Flora Corporation Notes to the unaudited Pro Forma Consolidated Financial Statements (Expressed in United States dollars) (Unaudited)

3.	PRO FORMA PRELIMINARY PURCHASE PRICE ALLOCATION AND ASSUMPTIONS

The Transaction will be accounted for as a reverse acquisition under US GAAP whereby TPCO will be the accounting acquiree although it is the legal acquirer.

Since the Transaction is being accounted for as a reverse acquisition (note 1), the purchase price is calculated as the fair value of the hypothetical consideration Gold Flora LLC would have to issue to acquire TPCO’s outstanding equity instruments and obtain the same percentage ownership in the consolidated entity that will result from the Transaction. As TPCO is a public company and Gold Flora LLC is a private company, the fair value of a TPCO share is more reliably determinable. As a result, Gold Flora LLC determined the fair value of the consideration paid based on the fair value of a TPCO share adjusted for items noted below:

TPCO common shares outstanding at June 30, 2023	120,328,472
Less: shares to be settled in cash	(17,219,737)
Contingent consideration payable	22,213,254
Non-controlling interests	6,278,916
PSUs	723,120
RSUs	487,564
Total estimated shares outstanding	132,811,589

TPCO share price on June 30, 2023	$0.16
Total estimated share consideration	$21,249,854

Consideration payable in cash	3,047,205
Replacement awards	68,414
Settlement of pre-existing relationship	(5,125,114)
Total estimated purchase price	$19,240,359

The estimated purchase price of $19,240,359 is based on the number of equity instruments of TPCO outstanding at June 30, 2023 adjusted for shares to be settled in cash, the conversion of contingent consideration payable, conversion of non-controlling interest and accelerated vesting of certain performance share units (“PSUs”) and restricted share units (“RSUs”) (see note 4).  The shares outstanding are valued based on TPCO’s closing share price of $0.16 on June 30, 2023.  The purchase price will change based on fluctuations in TPCO’s share price and the number of equity instruments of TPCO outstanding on the effective date of the Transaction.  Certain TPCO PSUs and RSUs that will vest immediately upon closing of this Transaction have been included in the shares outstanding.  The replacement of the TPCO warrants outstanding has not been included in consideration as the fair value is immaterial.

The estimated cash amount to be paid to the dissenting TPCO shareholders was calculated based on the TPCO closing share price of $0.17696 on June 14, 2023 (being the last trading date prior to the date of the TPCO shareholders meeting held to authorize the arrangement involving TPCO and Gold Flora).  Certain of the dissenting TPCO shareholders have asserted that the fair value of their shares is higher than the trading price, at least US$0.9847 per share. However, the ultimate amount required to be paid by Gold Flora is subject to determination by the Supreme Court of British Columbia.

In addition, the total consideration is reduced by the intercompany loan of $5,125,114 between Gold Flora LLC and TPCO.

A 10% increase or decrease in the TPCO share price would increase or decrease both the purchase price and gain on bargain purchase by approximately $2,125,000 and a 25% increase or decrease in TPCO’s share price would increase or decrease both the purchase price and bargain purchase gain by approximately $3,187,000.

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Gold Flora Corporation Notes to the unaudited Pro Forma Consolidated Financial Statements (Expressed in United States dollars) (Unaudited)

3.	PRO FORMA PRELIMINARY PURCHASE PRICE ALLOCATION AND ASSUMPTIONS (continued)

A preliminary estimate of the application of the acquisition method under ASC 805 Business Combinations to the proposed acquisition of TPCO is as follows:

	June 30, 2023
	Per TPCO FS ($)	Fair value adjustment ($)	Other adjustments ($)	TPCO adjusted ($)	Note 3

ASSETS ACQUIRED
Cash	60,544,072	-	-	60,544,072	(a)
Accounts receivable, net	1,114,729	-	-	1,114,729	(a)
Inventory	6,183,033	483,313	-	6,666,346	(a)
Prepaid expenses	1,866,176	-	-	1,866,176	(a)
Notes and other receivables, net	121,057		-	121,057	(a)
Indemnification asset	6,044,155		(2,849,860)	3,194,295	(f)
Assets held for sale	5,698,193		(4,700,777)	997,416	(f)
Investments	1,312,846	-	-	1,312,846	(a)
Security deposits	1,307,509	-	-	1,307,509	(a)
Prepaid expenses and other assets	260,906	-	-	260,906	(a)
Notes and other receivables, net	5,333,598		(5,125,114)	208,484	(b)
Property and equipment	13,618,281	-	-	13,618,281	(a)
Right-of-use assets - operating	16,431,134	(3,881,541)	860,445	13,410,038	(a), (f)
Right-of-use assets - finance	22,287,811	(7,128,638)	(7,058,043)	8,101,130	(a), (f)
Intangible assets and goodwill	95,735,035	(41,758,035)	-	53,977,000	(a),(d)
Total assets acquired	237,858,535	(52,284,901)	(18,873,349)	166,700,285

LIABILITIES ASSUMED
Accounts payable and accrued liabilities	(26,109,146)	-	-	(26,109,146)	(c)
Consideration payable - current portion	(4,988,833)	-	-	(4,988,833)	(c)
Operating lease liability - current portion	(1,996,340)	-	(99,888)	(2,096,228)	(f)
Finance lease liability - current portion	(224,545)	-	(2,206,992)	(2,431,537)	(f)
Contingent consideration	(3,534,774)	-	3,534,774	-	(e)
Liabilities held for sale	(1,104,425)	-	715,009	(389,416)	(f)
Operating lease liabilities	(21,264,943)	-	6,069,592	(15,195,351)	(f)
Finance lease liabilities	(36,472,977)	-	23,674,746	(12,798,231)	(f)
Deferred tax liabilities	(19,868,631)	-	7,296,529	(12,572,102)	(d)
Total liabilities assumed	(115,564,614)	-	38,983,770	(76,580,844)

Gain on bargain purchase				(70,879,082)	(g)

Total purchase price				19,240,359

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Gold Flora Corporation Notes to the unaudited Pro Forma Consolidated Financial Statements (Expressed in United States dollars) (Unaudited)

3.	PRO FORMA PRELIMINARY PURCHASE PRICE ALLOCATION AND ASSUMPTIONS (continued)

A preliminary application of ASC 805 Business Combinations to the assets to be acquired and the liabilities to be assumed by Gold Flora LLC in connection with the proposed Transaction is as follows:

(a)	The carrying values of all current assets and non-current assets acquired are assumed to be representative of their estimated fair values other than inventory, off-market leases and intangible assets.

(b)

In applying the acquisition method under ASC 805 Business Combinations, the intercompany loan between TPCO and Gold Flora has been treated as settlement of a pre-existing relationship as discussed above.

(c)	The carrying values of accounts payable and accrued liabilities and consideration payable are assumed to be representative of their estimated fair values.

(d)

Existing intangible assets and goodwill and related to deferred tax liabilities recognized in TPCO are derecognized and replaced with a preliminary fair value estimate of $53,977,000 for intangible assets representing market related intangible assets and licenses. The assumptions used to determine the fair value of the acquired intangible assets may change as TPCO finalizes the purchase price allocations following the completion of the Transaction. Deferred tax liabilities of $12,572,102 arose as a result of recognizing the identified intangible assets acquired.

(e)	The carrying value of contingent consideration payable is revalued to $nil as these instruments will be converted to equity of TPCO upon closing of the Transaction.

(f)	In applying the acquisition method under ASC 805 Business Combinations, the acquirer’s assumptions are used for determining the classification and measurement of certain assets and liabilities.

(g)

The gain on bargain purchase represents the difference between the acquisition date fair value of the consideration transferred and the measurement of the assets acquired and liabilities assumed applying ASC 805 Business Combinations.

The preliminary purchase price allocation has been used to prepare the pro forma adjustments (note 4). The purchase price allocation will be finalized following the effective date of the Transaction when the valuation analysis is complete. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments.

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Gold Flora Corporation Notes to the unaudited Pro Forma Consolidated Financial Statements (Expressed in United States dollars) (Unaudited)

4.	PRO FORMA ADJUSTMENTS

Pro forma adjustments to the consolidated statement of financial position at June 30, 2023

The unaudited pro forma consolidated balance sheet reflects the following adjustments as if the Transaction described in note 3 had occurred on June 30, 2023:

(a)	To record the impact of applying the acquisition method under ASC 805 Business Combinations as detailed in note 3.

(b)	To record expected transaction costs to be incurred by TPCO and Gold Flora LLC related to the Transaction.

(c)	To record conversion of broker units in Gold Flora LLC upon closing of the Transaction.

(d)	To record conversion of certain convertible notes payable in Gold Flora LLC upon closing of the Transaction and a modification of certain convertible notes that are not converted.

(e)	To record issuance of shares to settle contingent consideration payable and non-controlling interest in TPCO.

(f)	To record conversion of preferred distributions payable in Gold Flora LLC upon closing of the Transaction.

(g)	To record acceleration of vesting of certain RSUs and PSUs in TPCO.

(h)	To record elimination of all items in shareholders’ equity in TPCO.

(i)	To record consideration for the Transaction as discussed in note 3.

(j)	To record conversion of profits interests in Gold Flora LLC upon closing of the Transaction.

(k)

To record the deferred impact tax impact of the Transaction in Gold Flora LLC. The impact relates to taxable temporary differences of certain assets and liabilities that were previously not recognized as a result of Gold Flora LLC’s organization structure.

(l)	To record recapitalization of equity.

Pro forma adjustments to the consolidated statements of operations and comprehensive loss for the period ended June 30, 2023

The unaudited pro forma consolidated statements of operations and comprehensive loss for the period ended June 30, 2023 reflects the following adjustments as if the Transaction described in note 3 had occurred on January 1, 2023:

(m)

To record an increase in cost of sales for the fair value increment associated with inventory acquired that is expected to be sold within one period of the acquisition date. The calculation of fair value is preliminary and subject to change. The fair value was determined based on the estimated selling price of the inventory.

(n)

To record reversal of lease expense, depreciation expense and interest expense for existing leases derecognized as part of the Transaction and the recognition of lease expense, depreciation expense and interest expense for leases acquired in the Transaction.

(o)	To record expense associated with acceleration of vesting of certain RSUs and PSUs in TPCO.

(p)	To record acceleration of profit interests in Gold Flora LLC which are converted upon closing of the Transaction as described in note 4(j).

(q)	To record expected transaction costs to be incurred by TPCO and Gold Flora LLC related to the Transaction.

(r)	To record reversal of amortization of existing intangible assets derecognized as a result of the Transaction and the recognition of amortization of intangible assets acquired in the Transaction.

These preliminary estimates of fair value and estimated useful lives will likely differ from final amounts the Company will calculate after completing a detailed valuation analysis, and the difference could have a material effect on the accompanying unaudited Pro Forma Consolidated Financial Statements. A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the gain on bargain purchase of $5,397,900 and annual amortization expense of approximately $446,000.

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Gold Flora Corporation Notes to the unaudited Pro Forma Consolidated Financial Statements (Expressed in United States dollars) (Unaudited)

4.	PRO FORMA ADJUSTMENTS (continued)

Pro forma adjustments to the consolidated statements of operations and comprehensive loss for the period ended June 30, 2023 (continued)

(s)	To reverse change in fair value of contingent consideration payable related to contingent consideration payable converted upon closing of the Transaction as described in note 4(e).

(t)

To record the gain on bargain purchase which represents the difference between the acquisition date fair value of the consideration transferred and the measurement of the assets acquired and liabilities assumed applying ASC 805 Business Combinations (see also note 3).

(u)

To reverse interest expense related to certain convertible notes in Gold Flora LLC converted upon closing of the Transaction and record a modification of debt for convertible notes that remain outstanding as described in note 4(d).

(v)	To adjust deferred tax liabilities in Gold Flora LLC and TPCO for changes in related assets and liabilities during the six-month period ended June 30, 2023.

(w)	To reverse allocation of loss to non-controlling interest which is converted upon closing of the Transaction as described in note 4(e).

5.	TAX RATE

Section 280E of the Internal Revenue Code (“IRC”) prohibits businesses engaged in the trafficking of Schedule I or Schedule II controlled substances from deducting normal business expenses, such as payroll and rent, from gross income (revenue less cost of goods sold). Section 280E was originally intended to penalize criminal market operators, but because cannabis remains a Schedule I controlled substance for Federal purposes, the IRS has subsequently applied Section 280E to state-legal cannabis businesses. Cannabis businesses operating in states that align their tax codes with the IRC are also unable to deduct normal business expenses from their state taxes. Whereas the Company’s statutory rate is expected to be 29.84%, actual rates will differ as a result of the temporary and permanent differences, as well as the limitations placed with respect to Section 280E. The pro forma effective income tax rate applicable to the operations subsequent to the completion of the Transaction is 21% to 29.84%.

6.	PRO FORMA EARNINGS PER SHARE

The Pro Forma Earnings per Share (“Proforma EPS”) has been adjusted to reflect the pro forma consolidated net income for the period ended June 30, 2023. The number of shares used in calculating the pro forma consolidated basic and diluted earnings per share is outlined below. Approximately 99,895,271 of potentially dilutive securities were excluded in the calculation of diluted earnings per share as their impact would have been anti-dilutive due to net income in the period.

The following is a breakdown of the EPS calculation:

June 30, 2023
Net income attributable to shareholders of the Company	$4,410,621
Weighted average number of shares - basic	288,425,908
Earnings per share - basic	$0.02

Weighted average number of shares - diluted	288,853,496
Earnings per share - diluted	$0.02

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